NUBURU, Inc. and HUMBL, Inc. Announce $2 Million Share Exchange Agreement and Strategic Partnership to Accelerate Growth and Shareholder Value

02/28/2025

CENTENNIAL, Colo. & SAN DIEGO--(BUSINESS WIRE)-- NUBURU, Inc. (NYSE: BURU, the “Company”), a leading innovator in high-power blue laser technology, and HUMBL, Inc. (OTC: HMBL), a strategic holding company with focus in Brazil, today announced the execution of a $2 million Equity Swap Agreement and strategic partnership designed to accelerate both companies' growth strategies and deliver immediate value to shareholders.

Transaction Details

Under the terms of the Equity Swap Agreement:

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NUBURU will issue $2 million in common stock to HUMBL (subject to applicable exchange cap, stockholder approval, and registration requirements); and
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HUMBL will issue an equal amount of Series C Preferred Stock to NUBURU

Following satisfaction of any required stockholder or regulatory approvals and registration requirements, it is anticipated that 70% of the shares of NUBURU will be distributed to the stockholders of HUMBL as a dividend.

The issuance of the shares by both parties is contingent upon both parties obtaining any required regulatory or stockholder approval and satisfying any applicable registration requirements. The companies have also entered into a Master Distribution Agreement, appointing HUMBL as the exclusive distributor in Brazil for both NUBURU's existing business and its recently announced Defense and Security Portfolio Companies. The parties may also negotiate in the future performance-based incentives that would allow HUMBL to expand its exclusivity to all of Latin America upon achieving certain revenue and market penetration targets.

Strategic Alignment for Accelerated Growth

“This partnership represents the convergence of two companies with newly transformed business models and leadership teams," said Thiago Moura, CEO of HUMBL, Inc. “NUBURU, under its new management team, is expanding its business within its Defense and Security portfolio into new markets. HUMBL, having divested its Web3 assets and transformed into a Berkshire-inspired holding company in partnership with Ybyra Capital, is now executing a shareholder-centric strategy focused on cross-border strategic partnerships and value creation.”

Alessandro Zamboni, Executive Chairman of NUBURU, Inc., stated: "This partnership with HUMBL provides NUBURU shareholders with dual benefits – exclusive distribution in Brazil's robust market with potential for all of Latin America, and exposure to HUMBL and Ybyra Capital's extensive regional network," said Alessandro Zamboni, Executive Chairman of NUBURU. "Our entirely new management team is focused on rapid expansion, and this partnership enables us to leverage HUMBL and Ybyra's established presence in Brazil to accelerate the deployment of our Defense and Security portfolio."

The alliance builds on NUBURU's established track record of technological excellence and HUMBL's revitalized presence in emerging markets, bolstered by Ybyra's regional expertise and substantial real assets.

Important Information and Where to Find It

This press release relates to a proposed transaction and does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the transaction described herein, the Company intends to file relevant materials with the SEC, including a proxy statement. The proxy statement will be sent to all stockholders. Before making any voting or investment decision, stockholders are urged to read the proxy statement and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction.

Stockholders will be able to obtain free copies of the proxy statement and all other relevant documents filed or that will be filed with the SEC through the website maintained by the SEC at www.sec.gov or by directing a request to the Company.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the proposed transaction. A list of the names of such directors and executive officers, information regarding their interests in the transaction and their ownership of the Company’s securities are, or will be, contained in the Company’s filings with the SEC.

About NUBURU, Inc. (NYSE: BURU)

NUBURU, Inc. was founded in 2015 as a developer and manufacturer of industrial blue laser technology that is transforming the speed and quality of laser-based manufacturing. Under its new management team led by Executive Chairman Alessandro Zamboni, NUBURU is executing a comprehensive growth and diversification strategy, expanding into complementary domains such as defense-tech, security, and operational resilience solutions. Headquartered in Centennial, Colorado, NUBURU is leveraging strategic partnerships and acquisitions to accelerate growth in high-value sectors. For more information, visit www.nuburu.net.

About HUMBL, Inc. (OTC: HMBL)

HUMBL, Inc. has transformed into a strategic holding company, operating with a Berkshire Hathaway-inspired model focused on high-value joint ventures, mergers, acquisitions, and progressive economic structures. Following the divestiture of its Web3 technology assets, HUMBL has pivoted to a shareholder value-centric approach under the leadership of CEO Thiago Moura, principal of Ybyra Capital—a Brazilian holding company with diversified investments in real estate, commodities, and mining. The company's unique structure enables it to create two-way distribution pipelines throughout Brazil and Latin America, leveraging Ybyra Capital's established regional presence to offer strategic partners immediate access to these valuable markets.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include descriptions of the future strategic plans and growth expectations for NUBURU and HUMBL, including the potential benefits of their partnership, anticipated market expansions, and any statements regarding potential uplisting or future exchange listings. Words such as "anticipate," "believe," "potential," "continue," "expect," "intend," "plan," "may," "will," "could," and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on current information and expectations, and actual results may differ materially due to various risks and uncertainties. Such factors include, but are not limited to, the ability of NUBURU and HUMBL to successfully collaborate and realize the expected synergies of the partnership, market acceptance of new initiatives, regulatory approvals and compliance related to registration, exchange listings, economic conditions in the industries in which they operate, and general market volatility. Both NUBURU and HUMBL disclaim any obligation to update or revise any forward-looking statements in this release, except as required by law. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release.

Investor and Media Contacts

NUBURU, Inc. (NYSE: BURU)
Investor Relations: alessandro.zamboni@nuburu.net
Media Contact: press@nuburu.net
Website: www.nuburu.net

HUMBL, Inc. (OTC: HMBL)
Investor Relations: ri@ybyracapital.com.br
Media Contact: media@humbl.com
Website: www.humbl.com